Exhibit 10.14

EXECUTION VERSION

SPIRIT FINANCE CORPORATION

REDFORD HOLDCO, LLC

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of August 29, 2011, by and among Spirit Finance Corporation (the “Company”), Redford Holdco, LLC (“Holdco”), and Thomas H. Nolan, Jr. (the “Employee”).

W I T N E S S E T H:

WHEREAS, the Company, Holdco and the Employee entered into an Employment Agreement dated as of June 20, 2011 (the “Agreement”); and

WHEREAS, the Company, Holdco and the Employee desire to amend certain terms and conditions of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, the Company, Holdco and the Employee hereby agree as follows:

1. Amendment. Section 2(a) of the Agreement is hereby amended and restated to read in full as follows:

“(a) GENERAL. During the Employment Term, the Employee shall serve as the Chief Executive Officer of the Company. In this capacity, the Employee shall have the duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized companies, shall be primarily responsible for oversight of activities related to a “Realization Event” (as defined in Section 4(b)(ii)(C) hereof), and shall have such other duties, authorities and responsibilities as may reasonably be assigned to the Employee from time to time in writing by the Board that are not inconsistent with the Employee’s position with the Company. All Company functions shall report directly or indirectly to the Employee. During the Employment Term, the Employee shall also serve in an executive officer role at Holdco. In this capacity, the Employee shall have such responsibilities as may reasonably be assigned to the Employee from time to time in writing by the Board of Directors of Holdco (“Holdco Board”) that are not inconsistent with the Employee’s position with the Company and Holdco. The Employee’s principal place of employment with the Company shall be in the Company’s corporate office to be established in New York, New York. Such office shall be in a location and of a size and furnished and staffed at a level that is customary and appropriate for an organization of the size and scope of the Company. The parties contemplate, however, that the Employee will spend substantial time in accordance with the needs of the business at the Company’s headquarters in Scottsdale, Arizona (it being understood that the exact time allocation shall be determined in the good-faith discretion of the Employee). The Employee shall report directly and exclusively to the Board with respect to the Employee’s position with the Company and directly and exclusively to the Holdco Board with respect to the Employee’s position with Holdco.”

2. Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

3. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have signed this Amendment on the date first above written.

SPIRIT FINANCE CORPORATION

By:	/s/ Kevin Charlton
Name:	Kevin Charlton
Title:	Director

REDFORD HOLDCO, LLC

By:	/s/ Kevin Charlton
Name:	Kevin Charlton
Title:	Director

EMPLOYEE

/s/ Thomas H. Nolan, Jr.
Thomas H. Nolan, Jr.

Signature Page to Amendment No. 1 to Employment Agreement